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                                                                      EXHIBIT 15


         Acknowledgment of Independent Registered Public Accounting Firm
         ---------------------------------------------------------------


Linens 'n Things, Inc.
Clifton, New Jersey

Board of Directors:

Re: Registration Statements Numbers 333-71903, 333-42874, 333-55803, 333-62982 and 333-62984 on Form S-8

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated May 3, 2004, except as to Note 2, which is as of April 19, 2005 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an Independent Registered Public Accounting Firm or a report prepared or certified by an Independent Registered Public Accounting Firm within the meaning of sections 7 and 11 of the Securities Act of 1933.





/s/ KPMG LLP

KPMG LLP

New York, New York
April 19, 2005